Exhibit 99.1

XpresSpa Group Names Scott R. Milford as President and Chief Executive Officer

NEW YORK, January 21, 2022 - XpresSpa Group, Inc. (Nasdaq: XSPA), a travel health and wellness company, today announced that its Board of Directors has named current Chief Operating Officer Scott R. Milford to the role of President and Chief Executive Officer. This appointment is effective January 19, 2022 and follows the resignation of Doug Satzman for personal reasons.

Bruce Bernstein, XpresSpa Chairman of the Board, said, “We are pleased to congratulate Scott on his well-deserved promotion. Since joining the Company in 2019, Scott has played a crucial role in our pivot from a stand-alone airport retailer of spa services to a family of travel health and wellness brands. Scott was also responsible for the successful deployment of the CDC biosurveillance program spanning four major US airports and testing passengers from more then 3,000 flights since launching. We are highly confident in his ability to lead XpresSpa Group as our new President and Chief Executive Officer while ensuring business continuity as we continue building sustainable growth and profitability over the long-term.”

Mr. Milford is a highly-regarded executive with over 30 years of experience at high profile and diverse organizations. He has served on XpresSpa Group’s leadership team since 2019 as Chief People Officer and was promoted to Chief Operating Officer in December 2020. Before joining the Company, Mr. Milford served as VP, People Operations of SoulCycle from January to July 2019. Prior to that, he served as Chief People Officer for Bayada, a $1 billion-dollar Home Health Care Company, where he played a significant role in building the organizational infrastructure necessary to scale the business from 400 service offices to 1,000 offices. Previously, Mr. Milford was Senior Vice President – Human Resources for Le Pain Quotidien. His other relevant experiences include senior Human Resource leadership positions at Town Sports International, Starbucks Coffee Company, Universal Music Group, Viacom, and Blockbuster Entertainment.

Mr. Bernstein continued, “We would also like to thank Doug for his many contributions to the Company over the past three years and wish him much success in his future endeavors. Doug has played an important role in our evolution and growth, including implementing operational improvements at XpresSpa® pre-pandemic, pivoting our business successfully to Covid-19 testing through XpresCheck®, and launching Treat™ as a new travel health and wellness brand. Thankfully, we have strong and deep bench of leadership who are working hard every day to execute our vision and elevate our brands while remaining operationally efficient.”

Mr. Milford added, "I am honored by the Board’s confidence in me and am delighted to be assuming the role of President and Chief Executive Officer. I believe my previous responsibilities at XpresSpa Group along with decades of experience across several different organizations have prepared me to lead the Company. I look forward to working closely with the Board and my fellow team members to enhance shareholder value.”

About XpresSpa Group, Inc.

XpresSpa Group, Inc. (Nasdaq: XSPA) is a leading global health and wellness holding company operating three distinct brands: XpresCheck®, XpresSpa® and Treat™. XpresCheck is a leading on-site airport provider of COVID-19 screening and testing with 14 locations in 12 domestic airports. XpresSpa is a leading airport retailer of spa services and related health and wellness products, with 43 locations in 21 airports globally. Treat is a travel health and wellness brand that is providing on-demand access to healthcare through technology and personalized services.

To learn more about XpresSpa Group, visit: www.XpresSpaGroup.com.

To learn more about XpresCheck, visit: www.XpresCheck.com.

To learn more about XpresSpa, visit www.XpresSpa.com.

To learn more about Treat, visit: www.Treat.com.

Twitter: @xprescheck and Instagram: @realxprescheck

Twitter: @XpresSpa and Instagram: @XpresSpa

Twitter: @Treat_Care and Instagram: @treat_care

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements relating to expectations about future results or events are based upon information available to XpresSpa Group as of today's date and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in XpresSpa Group’s most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XpresSpa Group, or other matters and attributable to XpresSpa Group or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XpresSpa Group does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Investor Relations

ICR

Raphael Gross

ir@xpresspagroup.com

(203) 682-8253

Media

Julie Ferguson

Julie@jfprmedia.com

(312) 385-0098